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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
CSC Holdings, Inc. and
   Cablevision Systems Corporation:

We consent to the incorporation by reference in the registration statement on Form S-3 of CSC Holdings, Inc. that covers the 7 1/4% Senior Notes Due 2008 and 7 5/8% Senior Debentures due 2018 of our reports dated March 20, 1998, relating to (i) the consolidated balance sheets of CSC Holdings, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' deficiency and cash flows for each of the years in the three-year period ended December 31, 1997, and the related schedule, and (ii) the consolidated balance sheet of Cablevision Systems Corporation and subsidiary as of December 31, 1997, which reports appear in the December 31, 1997 combined annual report on Form 10-K of CSC Holdings, Inc. and Cablevision Systems Corporation, and to the references to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.


                                                /s/ KPMG Peat Marwick LLP
                                                KPMG Peat Marwick LLP


Jericho, New York
July 21, 1998